       1                                               Exhibit 99

                            MCDONNELL DOUGLAS CORPORATION
                   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          THREE MONTHS ENDED MARCH 31, 1994
                                 (Dollars in Millions)

EARNINGS
  Earnings from continuing operations
    before income taxes                                  $210
    Add: Interest expense                                  74
         Interest factor in rents                           4
                                                        ------
                                                         $288
                                                        ======

FIXED CHARGES
  Interest expense                                        $74
  Interest factor in rents                                  4
                                                        ------
                                                          $78
                                                        ======

Ratio of earnings to fixed charges                       3.7X
                                                        ======